Exhibit 4.7
















                                 PROLOGIS TRUST
                          EMPLOYEE SHARE PURCHASE PLAN
                            (As Amended and Restated)
























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                                 PROLOGIS TRUST
                          EMPLOYEE SHARE PURCHASE PLAN
                            (As Amended and Restated)


1.      History, Purpose; Effective Date. The ProLogis Trust Employee
Share Purchase Plan (the "Plan") was established effective as of June 1, 2001 by ProLogis Trust (the "Trust) to provide employees of Trust and its Participating Subsidiaries (as defined below) with an opportunity to become owners of the Trust through the purchase of Common Shares of Beneficial Interest, $.01 par value per share ("Shares"), of the Trust. The following constitutes an amendment, restatement and continuation of the Plan as in effect immediately prior to October 1, 2001. For purposes of the Plan, the term "Participating Subsidiary" means any corporation in which the Trust has, either directly or indirectly, at least a 50 percent ownership interest and which has been designated by the Trust as a Participating Subsidiary. It is intended that the Plan, and all rights granted hereunder, will meet the requirements of an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan, in all respects, shall be interpreted and construed so as to be consistent with such requirements. The Plan shall remain in effect until all Shares reserved for issuance hereunder have been issued or until the Plan is otherwise terminated in accordance with the provisions of Section 10 hereof.

2. Administration by Committee; Authority. The Plan shall be administered by the Management Development and Compensation Committee of the Trust's Board of Trustees (the "Committee"). Subject to the terms and conditions of the Plan, the Committee shall have the authority to (a) manage and control the operation of the Plan; (b) conclusively interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules, regulations and procedures relating to the Plan; (c) correct any defect or omission and reconcile any inconsistency in the Plan; and (d) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. The determination of the Committee on matters within its authority shall be conclusive and binding on the Trust, the Participating Subsidiaries and all other persons.

3.      Participation.

        (a)    Eligible Employees.  Subject to the terms and conditions of the
               Plan:

               (i) Each regular, full-time or part-time employee of the Trust and the Participating Subsidiaries who regularly works more than 20 hours per week shall be eligible to participate in the Plan for an Offering Period (as defined below) if, as of the first day of the Offering Period, the employee is employed by the Trust or a Participating Subsidiary.

                (ii)     Notwithstanding   any other provision of the Plan,
                         individuals who are not treated as common law e mployees by the Trust and the Participating Subsidiaries on their payroll records are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.


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                (iii)    No employee of the Trust or any Participating
                         Subsidiary shall be eligible to participate in the Plan if the Committee determines that such participation would be in violation of any local law and that it is permissible to exclude such employees from participation in the Plan under section 423 of the Code.

         (b) Offering Period For purposes of the Plan, an "Offering Period" means the period established from time to time by the Committee; provided, however, that no Offering Period shall exceed a period of six months. It is anticipated that after an initial Offering Period to be determined by the Committee, the Offering Period shall be a six month period beginning on each January 1 and July 1, respectively.

         (c) Elections to Participate. An employee who is eligible to participate in the Plan for an Offering Period may elect to become a "Participant" in the Plan for that Offering Period by completing and filing with the Trust, or its designee, an "Election Form" which authorizes payroll deductions from the Participant's pay. Subject to the terms and conditions of the Plan, deductions pursuant to a Participant's Election Form shall commence with the first payroll period ending after the first day of the Offering Period, shall continue until the Participant terminates participation in the Plan in accordance herewith or until the Plan is terminated, whichever occurs first, and shall be credited to the Participant's Plan Account (as described in paragraph 6(d)).

         (d) Payroll Deductions Only. An eligible employee may participate in the Plan only through payroll deductions. Other contributions will not be accepted. All Election Forms shall be filed in accordance with uniform and nondiscriminatory rules established by the Committee.

                  Shares Subject to Plan.


         (a)      Number   of Shares Reserved. The Shares which may be issued
                  under the Plan shall be Shares currently authorized but unissued or currently held or subsequently acquired by the Trust as treasury shares, including Shares purchased in the open market or in private transactions. Subject to the provisions of paragraph 4(c), the aggregate number of Shares which may be issued under the Plan may not exceed 5,000,000.

         (b) Reusage of Shares. In the event of the expiration, withdrawal or other cancellation of an Option (as defined in Section 5) under the Plan, the number of Shares that were subject to the Option but not delivered shall again be available for issuance under the Plan.

         (c) Adjustments to Shares Reserved. In the event of any transaction involving the Trust (including, without limitation, any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, exchange or other distribution with respect to Shares or other change in the corporate structure or capitalization affecting the Shares), the Committee may make adjustments to Options under the Plan to preserve the benefits or potential benefits of the Options. Action by the Committee may include (i) adjustment of the number and kind of shares which are or may be subject to Options under the Plan, (ii) adjustment of the number and kind of shares subject to outstanding Options under the Plan, (iii) adjustment to the exercise price of outstanding Options under the Plan, (iv) cancellation of outstanding Options under the Plan, and
                  (v) any other adjustments that the Committee determines to be equitable.


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         (d)      Insufficient Shares. If, on an Exercise Date (as defined in paragraph 8(a)), Participants in the aggregate have outstanding Options to purchase more Shares than are then available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of Shares on a pro rata basis and any excess payroll deductions shall be returned to such Participants, without interest, all as provided by uniform and nondiscriminatory rules adopted by the Committee.

5.       Grant of Options. As of the first day of each Offering Period
(the "Grant Date"), each employee who is a Participant for such Offering Period shall be deemed to have been granted an "Option" under the Plan; provided, however, that:

         (a) no Participant shall be granted an Option to purchase Shares on any Grant Date if such Participant, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Trust or any subsidiary of the Trust (determined in accordance with section 424(f) of the Code (each a "Subsidiary")); and

        (b) no Participant may purchase under the Plan (or any other employee stock purchase plan of the Trust or any Subsidiary) more than $25,000 of Fair Market Value (as defined in paragraph 9(h)) of Shares (determined at the Grant Date) for each calendar year.

The provisions of paragraph 5(b) shall be interpreted in accordance with section 423(b)(8) of the Code. For purposes of this Section 5, the rules of section 424(d) of the Code shall apply in determining the stock ownership of an individual and Shares which the Participant may purchase under outstanding Options shall be treated as Shares owned by the Participant.

6.       Payroll Deductions.

         (a) Source and Amount of Payroll Deductions. Payroll deductions shall be made from the Base Earnings (as defined in paragraph 6(e)) paid to each Participant for each payroll period in such amounts as the Participant shall authorize in the Participant's Election Form. Subject to the provisions of
                Section 5, the Committee may, from time to time, establish uniform and nondiscriminatory minimum and maximum payroll deductions for any period. Unless otherwise specified by the Committee, payroll deductions for any payroll period must be made in whole percentage increments and may not exceed 15% of the Participant's Base Earnings for that payroll period.

         (b) Insufficient Pay. If a Participant's Base Earnings are insufficient in any payroll period to allow the entire payroll deduction contemplated under the Plan, no deduction will be made for such payroll period. Payroll deductions will resume with the next payroll period in which the Participant has Base Earnings sufficient to allow for the deductions. Payroll deductions under the Plan shall be made in any payroll period only after other withholdings, deductions, garnishments and the like have been made, and only if the remaining Base Earnings are sufficient to allow the entire payroll deduction contemplated.


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         (c)    Changes to Deductions. Subject to any minimum and maximum
                deductions established by the Committee and the terms and conditions of the Plan, a Participant may change the amount of the Participant's payroll deduction for any payroll period occurring within an Offering Period (but not retroactively and not more than twice during any Offering Period) by filing a new Election Form with the Trust or its designated recordkeeper in accordance with uniform and nondiscriminatory rules established by the Committee. Any change to payroll deductions for an Offering Period shall be implemented as soon as administratively feasible.

         (d) Plan Accounts. The Committee shall cause a separate bookkeeping account (a "Plan Account") to be maintained for each Participant, which Plan Account will reflect the accumulated payroll deductions made on behalf of the Participant from time to time, reduced for any distributions from such Plan Account pursuant to the provisions of the Plan.

         (e) Base Earnings. For purposes of the Plan, the term "Base Earnings" for any period shall have the usual meaning given to that term by the Trust from time to time which are payable to a Participant for that period.

7.       Termination of Participation.


         (a) Voluntary Termination. A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office at least 10 business days (or such other period provided by the Committee) before the next payroll period.

         (b) Automatic Termination. A Participant's participation in the Plan shall be automatically terminated immediately upon termination of the Participant's employment with the Trust and the Participating Subsidiaries for any reason.

         (c) Effect of Termination. In the event a Participant's participation in the Plan is terminated for any reason, payroll deductions shall immediately cease and any amounts then credited to the Participant's Plan Account shall be returned to the Participant, without interest, as soon as practicable thereafter. A Participant whose participation in the Plan has terminated may not rejoin the Plan until the next Offering Period following the date of such termination, subject to the terms and conditions of the Plan.

8.       Exercise of Option/Purchase of Shares.


         (a)    Exercise of Option. On the last day of each Offering
                Period (or, if such day is not a business day, the next preceding business day) (each an "Exercise Date"), each Participant who is then employed by the Trust or a Participating Subsidiary shall be deemed to have exercised the Participant's Option with respect to that number of Shares equal to the quotient of (i) the balance in the Participant's Plan Account as of the Exercise Date and (ii) the Exercise Price. For purposes of the Plan, the "Exercise Price" shall be the lesser of (1) 85% of the Fair Market Value of a Share on the Grant Date, or (2) 85% of the Fair Market Value of a Share on the Exercise Date, but in no event less than the par value of a Share.


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         (b)    Statements. As soon as practicable after each Exercise
                Date, a statement shall be delivered to each Participant which shall include the number of Shares purchased on the Exercise Date on behalf of such Participant under the Plan.

         (c) Certificates. When requested by a Participant, a stock certificate for Shares purchased by the Participant under the Plan shall be issued in the name of the Participant.

9.       Miscellaneous.


         (a) Compliance with Applicable Laws; Limits on Issuance. Notwithstanding any other provision of the Plan, the Trust shall have no obligation to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable regulations or requirements of any securities exchange or similar entity. The Trust's obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Prior to the issuance of any Shares under the Plan, the Trust may require a written statement that the recipient is acquiring the Shares for investment and not for the purpose or with the intention of distributing the Shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

         (b) Transferability. Neither the right of a Participant to purchase Shares hereunder, nor the Participant's Plan Account balance, may be transferred, pledged or assigned by the Participant other than by will or the laws of descent and distribution and the Participant's rights hereunder may be exercised during the Participant's lifetime only by him.

         (c) Notices. Any notice or document required to be filed with the Committee under or with respect to the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee at the Trust's principal executive offices. The Committee may, by advance written notice to affected persons, revise any notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled to notice.

         (d) Withholding. All amounts withheld pursuant to the Plan, Shares issued hereunder and any payments pursuant to the Plan are subject to withholding of all applicable taxes and the Trust and its subsidiaries shall have the right to withhold from any payment or distribution of Shares or to collect as a condition of any payment or distribution under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any distribution of Shares otherwise required to be made pursuant to the Plan to be withheld or to surrender to the Trust or its subsidiaries Shares already owned by the Participant to fulfill any tax withholding obligation; provided, however, in no event shall the fair market value of the number of Shares so withheld (or accepted) exceed the amount necessary to meet the minimum Federal, state and local marginal tax rates then in effect that are applicable to the Participant and to the particular transaction.


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         (e)    Limitation of Implied Rights. The Plan does not constitute a contract of employment or continued service and participation in the Plan will not give any employee the right to be retained in the employ of the Trust or any Participating Subsidiary or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan by a Participant shall not create any rights in such Participant as a shareholder of the Trust until Shares are registered in the name of the Participant.

         (f) Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         (g) Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

         (h) Definition of Fair Market Value. For purposes of the Plan, the "Fair Market Value" of a Share as of any date shall be determined in accordance with the following rules:

                (i) If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the average of the highest and lowest sales price per Share on such date on the principal exchange on which the Shares are then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

                (ii) If the Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the average of the lowest reported bid price and highest reported asked price of the Shares on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Shares in such market.

                (iii) If the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

10. Amendment or Termination of Plan. The Board may, at any time and in any manner, amend, suspend or terminate the Plan or any election outstanding under the Plan; provided, however, that no such amendment shall be made without approval of the Trust's shareholders to the extent such approval would be required under section 423 of the Code, the rules of any securities exchange or similar entity on which the Shares are listed or otherwise by applicable law.


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